UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/25/2009

Pacer International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-49828

Tennessee	62-0935669
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2300 Clayton Road, Suite 1200
Concord, CA 94520
(Address of principal executive offices, including zip code)

(877) 917-2237
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 25, 2009, Pacer International, Inc. entered into an amendment to its software license agreement with SAP America, Inc. ("SAP") under which the software license was limited to SAP's financial and accounting applications, which have already been successfully implemented by Pacer. In connection with the amendment, Pacer received an aggregate of $22.5 million in reimbursement of capital expenses incurred in connection with the original software license. Going forward, Pacer is exploring various options for its enterprise-wide transportation system needs, which may nclude a license of transportation management software from SAP, and will participate on the SAP Transportation Management Advisory Council to provide input into the further development of SAP's transportation management solutions.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacer International, Inc.

Date: July 01, 2009	By:	/s/ Brian C. Kane
Brian C. Kane
Executive Vice President and Chief Financial Officer